SECURITY AGREEMENT

     This SECURITY AGREEMENT (this "Agreement"), dated as of March 29, 2012, between QUANTUM CORPORATION, a Delaware corporation ("Grantor"), and WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company ("WFCF"), in its capacity as administrative agent for the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, "Agent").

W I T N E S S E T H:

     WHEREAS, pursuant to that certain Credit Agreement of even date herewith (as amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement") by and among Grantor, as borrower ("Borrower"), the lenders party thereto as "Lenders" (each of such Lenders, together with its successors and permitted assigns, is referred to hereinafter as a "Lender"), and Agent, the Lender Group has agreed to make certain financial accommodations available to Borrower from time to time pursuant to the terms and conditions thereof; and

     WHEREAS, Agent has agreed to act as agent for the benefit of the Lender Group and the Bank Product Providers in connection with the transactions contemplated by the Credit Agreement and this Agreement; and

     WHEREAS, in order to induce the Lender Group to enter into the Credit Agreement and the other Loan Documents, to induce the Bank Product Providers to enter into the Bank Product Agreements, and to induce the Lender Group and the Bank Product Providers to make financial accommodations to Borrower as provided for in the Credit Agreement, the other Loan Documents and the Bank Product Agreements, Grantor has agreed to grant to Agent, for the benefit of the Lender Group and the Bank Product Providers, a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of, among other things, the Secured Obligations.

     NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions; Construction.

          (a) All initially capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement (including Schedule 1.1 thereto). Any terms (whether capitalized or lower case) used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Credit Agreement; provided that to the extent that the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

               (i) "Account" means an account (as that term is defined in Article 9 of the Code).

               (ii) "Account Debtor" means an account debtor (as that term is defined in the Code).

               (iii) "Activation Instruction" has the meaning specified therefor in Section 6(k).

               (iv) "Agent" has the meaning specified therefor in the preamble to this Agreement.

               (v) "Agent's Lien" has the meaning specified therefor in the Credit Agreement.

               (vi) "Agreement" has the meaning specified therefor in the preamble to this Agreement.

               (vii) "Bank Product Obligations" has the meaning specified therefor in the Credit Agreement.

               (viii) "Bank Product Provider" has the meaning specified therefor in the Credit Agreement.

               (ix) "Books" means books and records (including Grantor's Records indicating, summarizing, or evidencing Grantor's assets (including the Collateral) or liabilities, Grantor's Records relating to Grantor's business operations or financial condition, and Grantor's goods or General Intangibles related to such information).

               (x) "Borrower" has the meaning specified therefor in the recitals to this Agreement.

               (xi) "Cash Equivalents" has the meaning specified therefor in the Credit Agreement.

               (xii) "Chattel Paper" means chattel paper (as that term is defined in the Code), and includes tangible chattel paper and electronic chattel paper.

               (xiii) "Code" means the California Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

               (xiv) "Collateral" has the meaning specified therefor in Section 2.

               (xv) "Collections" has the meaning specified therefor in the Credit Agreement.

               (xvi) "Commercial Tort Claims" means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 1.

               (xvii) "Control Agreement" has the meaning specified therefor in the Credit Agreement.

               (xviii) "Controlled Account" has the meaning specified therefor in Section 6(k).

               (xix) "Controlled Account Agreements" means those certain cash management agreements, in form and substance reasonably satisfactory to Agent, each of which is executed and delivered by Grantor, Agent, and one of the Controlled Account Banks.

               (xx) "Controlled Account Bank" has the meaning specified therefor in Section 6(k).

               (xxi) "Copyrights" means any and all rights in any works of authorship, including (A) copyrights and moral rights, (B) copyright registrations and recordings thereof and all applications in connection therewith including those listed on Schedule 2, (C) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (D) the right to sue for past, present, and future infringements thereof, and (E) all of Grantor's rights corresponding thereto throughout the world.

               (xxii) "Copyright Security Agreement" means each Copyright Security Agreement executed and delivered by Grantor and Agent, in substantially the form of Exhibit A.

               (xxiii) "Credit Agreement" has the meaning specified therefor in the recitals to this Agreement.

               (xxiv) "Deposit Account" means a deposit account (as that term is defined in the Code).

               (xxv) "Equipment" means equipment (as that term is defined in the Code).

               (xxvi) "Equity Interests" has the meaning specified therefor in the Credit Agreement.

               (xxvii) "Event of Default" has the meaning specified therefor in the Credit Agreement.

               (xxviii) "Farm Products" means farm products (as that term is defined in the Code).

               (xxix) "Fixtures" means fixtures (as that term is defined in the Code).

               (xxx) "Foreclosed Grantor" has the meaning specified therefor in Section 2(i)(iii).

               (xxxi) "General Intangibles" means general intangibles (as that term is defined in the Code), and includes payment intangibles, software, contract rights, rights to payment, rights under Hedge Agreements (including the right to receive payment on account of the termination (voluntarily or involuntarily) of such Hedge Agreements), rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Intellectual Property, Intellectual Property Licenses, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

               (xxxii) "Grantor" has the meaning specified therefor in the preamble to this Agreement.

               (xxxiii) "Insolvency Proceeding" has the meaning specified therefor in the Credit Agreement.

               (xxxiv) "Intellectual Property" means any and all Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof.

               (xxxv) "Intellectual Property Licenses" means, with respect to any Person (the "Specified Party"), (A) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (B) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (x) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to Grantor pursuant to end-user licenses), (y) the license agreements listed on Schedule 3, and (z) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of the Lender Group's rights under the Loan Documents.

               (xxxvi) "Inventory" means inventory (as that term is defined in the Code).

               (xxxvii) "Investment Property" means (A) any and all investment property (as that term is defined in the Code), and (B) any and all of the following (regardless of whether classified as investment property under the Code): all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

               (xxxviii) "Lender Group" has the meaning specified therefor in the Credit Agreement.

               (xxxix) "Lender" and "Lenders" have the respective meanings specified therefor in the recitals to this Agreement.

               (xl) "Loan Document" has the meaning specified therefor in the Credit Agreement.

               (xli) "Negotiable Collateral" means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts and documents (as each such term is defined in the Code).

               (xlii) "Obligations" has the meaning specified therefor in the Credit Agreement.

               (xliii) "Patents" means patents and patent applications, including (A) the patents and patent applications listed on Schedule 4, (B) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (C) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (D) the right to sue for past, present, and future infringements thereof, and (E) all of Grantor's rights corresponding thereto throughout the world.

               (xliv) "Patent Security Agreement" means each Patent Security Agreement executed and delivered by Grantor and Agent, in substantially the form of Exhibit B.

               (xlv) "Permitted Liens" has the meaning specified therefor in the Credit Agreement.

               (xlvi) "Person" has the meaning specified therefor in the Credit Agreement.

               (xlvii) "Pledged Companies" means each Person listed on Schedule 5 as a "Pledged Company", together with each other Person, all or a portion of whose Equity Interests are directly acquired or otherwise directly owned by Grantor after the Closing Date.

               (xlviii) "Pledged Interests" means all of Grantor's right, title and interest in and to all of the Equity Interests now directly owned or hereafter directly acquired by Grantor (other than Equity Interests owned by Grantor in Frazier Technology Ventures Management I, L.P., Frazier Technology Ventures Management II, L.P. and Bocada, Inc.), regardless of class or designation, including in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Equity Interests, the right to receive any certificates representing any of the Equity Interests, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

               (xlix) "Pledged Interests Addendum" means a Pledged Interests Addendum substantially in the form of Exhibit C.

               (l) "Pledged Notes" has the meaning specified therefor in Section 6(n).

               (li) "Pledged Operating Agreements" means all of Grantor's rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

               (lii) "Pledged Partnership Agreements" means all of Grantor's rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

               (liii) "Proceeds" has the meaning specified therefor in Section 2.

               (liv) "PTO" means the United States Patent and Trademark Office.

               (lv) "Real Property" means any estates or interests in real property now owned or hereafter acquired by Grantor and the improvements thereto.

               (lvi) "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

               (lvii) "Rescission" has the meaning specified therefor in Section 6(k).

               (lviii) "Secured Obligations" means each and all of the following: (A) all of the present and future obligations of Grantor arising from, or owing under or pursuant to, this Agreement, the Credit Agreement, or any of the other Loan Documents, (B) all Bank Product Obligations, and (C) all other Obligations of Borrower (including, in the case of each of clauses (A), (B) and (C), reasonable attorneys' fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding).

               (lix) "Securities Account" means a securities account (as that term is defined in the Code).

               (lx) "Security Interest" has the meaning specified therefor in Section 2.

               (lxi) "Supporting Obligations" means supporting obligations (as such term is defined in the Code), and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments or Investment Property.

               (lxii) "Trademarks" means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (A) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 6, (B) all renewals thereof, (C) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (D) the right to sue for past, present and future infringements and dilutions thereof, (E) the goodwill of Grantor's business symbolized by the foregoing or connected therewith, and (F) all of Grantor's rights corresponding thereto throughout the world.

               (lxiii) "Trademark Security Agreement" means each Trademark Security Agreement executed and delivered by Grantor and Agent, in substantially the form of Exhibit D.

               (lxiv) "Triggering Event" means, as of any date of determination, that (A) an Event of Default has occurred as of such date, or (B) Average Liquidity, measured on a month-end basis, for any month (or with respect to the month ended March 31, 2012, partial month) is less than (x) $20,000,000, for each month during the period commencing on the Closing Date and ending on September 30, 2012 or (y) $25,000,000 for each month during the period from and after October 1, 2012.

               (lxv) "URL" means "uniform resource locator," an internet web address.

          (b) Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein or in the Credit Agreement). The words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean (i) the payment or repayment in full in immediately available funds of (A) the principal amount of, and interest accrued with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (B) all Lender Group Expenses that have accrued regardless of whether demand has been made therefor, (C) all fees or charges that have accrued hereunder or under any other Loan Document (including the Letter of Credit Fee and the Unused Line Fee), (ii) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, (iii) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization, (iv) the receipt by Agent of cash collateral in order to secure any other contingent Secured Obligations for which a claim or demand for payment has been made at such time or in respect of matters or circumstances known to Agent or a Lender at the time that are reasonably expected to result in any loss, cost, damage or expense (including attorneys' fees and legal expenses), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Secured Obligations, (v) the payment or repayment in full in immediately available funds of all other Secured Obligations (as the case may be) (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Hedge Providers) other than (A) unasserted contingent indemnification obligations, (B) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (C) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid, and (vi) the termination of all of the Revolver Commitments of the Lenders. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.

          (c) All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

          (i) [Reserved.]

     2. Grant of Security. Grantor hereby unconditionally grants, assigns, and pledges to Agent, for the benefit of each member of the Lender Group and each of the Bank Product Providers, to secure the Secured Obligations, a continuing security interest (hereinafter referred to as the "Security Interest") in all of Grantor's right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (the "Collateral"):

          (a) all of Grantor's Accounts;

          (b) all of Grantor's Books;

          (c) all of Grantor's Chattel Paper;

          (d) all of Grantor's Commercial Tort Claims;

          (e) all of Grantor's Deposit Accounts;

          (f) all of Grantor's Equipment;

          (g) all of Grantor's Farm Products;

          (h) all of Grantor's Fixtures;

          (i) all of Grantor's General Intangibles;

          (j) all of Grantor's Inventory;

          (k) all of Grantor's Investment Property;

          (l) all of Grantor's Intellectual Property and Intellectual Property Licenses;

          (m) all of Grantor's Negotiable Collateral (including all of Grantor's Pledged Notes);

          (n) all of Grantor's Pledged Interests (including all of Grantor's Pledged Operating Agreements and Pledged Partnership Agreements);

          (o) all of Grantor's Securities Accounts;

          (p) all of Grantor's Supporting Obligations;

          (q) all of Grantor's money, Cash Equivalents, or other assets of Grantor that now or hereafter come into the possession, custody, or control of Agent (or its agent or designee) or any other member of the Lender Group; and

          (r) all of the proceeds (as such term is defined in the Code) and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, Fixtures, General Intangibles, Inventory, Investment Property, Intellectual Property, Negotiable Collateral, Pledged Interests, Securities Accounts, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the "Proceeds"). Without limiting the generality of the foregoing, the term "Proceeds" includes whatever is receivable or received when Investment Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to Grantor or Agent from time to time with respect to any of the Investment Property.

     Notwithstanding anything contained in this Agreement to the contrary, the term "Collateral" shall not include: (i) voting Equity Interests of any first tier Subsidiary of Grantor that is a CFC, solely to the extent that (y) such Equity Interests represent more than 65% of the outstanding voting Equity Interests of such CFC, and (z) pledging or hypothecating more than 65% of the total outstanding voting Equity Interests of such CFC could reasonably be expected to result in adverse tax consequences or the costs to Grantor of providing such pledge are unreasonably excessive (as determined by Agent in consultation with Grantor) in relation to the benefits to Agent, the other members of the Lender Group, and the Bank Product Providers of the security afforded thereby (which pledge, if reasonably requested by Agent, shall be governed by the laws of the jurisdiction of such Subsidiary); or (ii) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of Grantor if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided, that, (A) the foregoing exclusions of this clause (ii) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Agent's security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement and (B) the foregoing exclusions of clauses (i) and (ii) shall in no way be construed to limit, impair, or otherwise affect any of Agent's, any other member of the Lender Group's or any Bank Product Provider's continuing security interests in and liens upon any rights or interests of Grantor in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, license agreement, or Equity Interests (including any Accounts or Equity Interests), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement, or Equity Interests); or (iii) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the PTO of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral.

     3. Security for Secured Obligations. The Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantor to Agent, the Lender Group, the Bank Product Providers or any of them, but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in an Insolvency Proceeding involving Grantor due to the existence of such Insolvency Proceeding.

     4. Grantor Remain Liable. Anything herein to the contrary notwithstanding, (a) Grantor shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent or any other member of the Lender Group of any of the rights hereunder shall not release Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) none of the members of the Lender Group shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the members of the Lender Group be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Credit Agreement, or any other Loan Document, Grantor shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of its business, subject to and upon the terms hereof and of the Credit Agreement and the other Loan Documents. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, dividend, and distribution rights, shall remain in Grantor until (i) the occurrence and continuance of an Event of Default and (ii) Agent has notified Grantor of Agent's election to exercise such rights with respect to the Pledged Interests pursuant to Section 15.

     5. Representations and Warranties. In order to induce Agent to enter into this Agreement for the benefit of the Lender Group and the Bank Product Providers, Grantor makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Revolving Loan (or other extension of credit) made thereafter, as though made on and as of the date of such Revolving Loan (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

          (a) The name (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of Grantor is set forth on Schedule 7 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Loan Documents).

          (b) The chief executive office of Grantor is located at the address indicated on Schedule 7 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Loan Documents).

          (c) Grantor's tax identification number and organizational identification number, if any, are identified on Schedule 7 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Loan Documents).

          (d) As of the Closing Date, Grantor does not hold any commercial tort claims that exceed $500,000 in amount, except as set forth on Schedule 1.

          (e) Set forth on Schedule 9 (as such Schedule may be updated from time to time subject to Section 6(k)(iii) with respect to Controlled Accounts and provided that Grantor complies with Section 6(c) hereof) is a listing of all of Grantor's Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

          (f) Schedule 8 sets forth all Real Property owned by Grantor as of the Closing Date.

          (g) As of the Closing Date: (i) Schedule 2 provides a complete and correct list of all registered Copyrights owned by Grantor, all applications for registration of Copyrights owned by Grantor, and all other Copyrights owned by Grantor and material to the conduct of the business of Grantor; (ii) Schedule 3 provides a complete and correct list of all Intellectual Property Licenses entered into by Grantor pursuant to which (A) Grantor has provided any license or other rights in Intellectual Property owned or controlled by Grantor to any other Person (other than non-exclusive software licenses granted in the ordinary course of business) with a value in excess of $1,000,000 or (B) any Person has granted to Grantor any license or other rights in Intellectual Property owned or controlled by such Person that is material to the business of Grantor, including any Intellectual Property that is incorporated in any Inventory, software, or other product marketed, sold, licensed, or distributed by Grantor (other than non-exclusive software licenses granted in the ordinary course of business); (iii) Schedule 4 provides a complete and correct list of all Patents owned by Grantor and all applications for Patents owned by Grantor; and (iv) Schedule 6 provides a complete and correct list of all registered Trademarks owned by Grantor, all applications for registration of Trademarks owned by Grantor, and all other Trademarks owned by Grantor and material to the conduct of the business of Grantor.

          (h) (i) (A) Grantor owns exclusively or holds licenses in all Intellectual Property that is necessary in or material to the conduct of its business, and (B) all employees and contractors of Grantor who were involved in the creation or development of any Intellectual Property for Grantor that is necessary in or material to the business of Grantor have signed agreements containing assignment of Intellectual Property rights to Grantor and obligations of confidentiality;

               (ii) to Grantor's knowledge, no Person has infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights owned by Grantor, in each case, that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect;

               (iii) (A) to Grantor's knowledge, (1) Grantor has never infringed or misappropriated and is not currently infringing or misappropriating any Intellectual Property rights of any Person, and (2) no product manufactured, used, distributed, licensed, or sold by or service provided by Grantor has ever infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights of any Person, in each case, except where such infringement either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect, and (B) there are no infringement or misappropriation claims or proceedings pending, or to Grantor's knowledge, threatened in writing against Grantor, and Grantor has not received any written notice of any actual or alleged infringement or misappropriation of any Intellectual Property rights of any Person, in each case, except where such infringement or misappropriation either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect;

               (iv) to Grantor's knowledge, all registered Copyrights, registered Trademarks, and issued Patents that are owned by Grantor and necessary in or material to the conduct of its business are valid, subsisting and enforceable and in compliance with all legal requirements, filings, and payments and other actions that are required to maintain such Intellectual Property in full force and effect,

               (v) Grantor has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all trade secrets owned by Grantor that are necessary in or material to the conduct of the business of Grantor, and

               (vi) none of the proprietary software licensed or distributed by Grantor that is material to generating revenue for Grantor is subject to any "copyleft" or other obligation or condition (including any obligation or condition under any "open source" license such as the GNU Public License, Lesser GNU Public License, or Mozilla Public License) that would require, or condition the use or distribution of such software, on the disclosure, licensing or distribution of any source code of the proprietary software;

               (i) This Agreement creates a valid security interest in the Collateral of Grantor, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary to perfect such security interest have been duly taken or will have been taken upon the filing of financing statements listing Grantor, as a debtor, and Agent, as secured party, in the jurisdictions listed next to Grantor's name on Schedule 11. Upon the making of such filings, Agent shall have a first priority perfected security interest in the Collateral of Grantor to the extent such security interest can be perfected by the filing of a financing statement, subject to Permitted Liens. Upon filing of any Copyright Security Agreement with the United States Copyright Office, filing of any Patent Security Agreement and any Trademark Security Agreement with the PTO, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 11, all action necessary to perfect the Security Interest in and on Grantor's domestic Patents, Trademarks, or Copyrights has been taken and such perfected Security Interest is enforceable as such as against any and all creditors of and purchasers from Grantor. All action by Grantor necessary to perfect such security interest on each item of Collateral has been duly taken, to the extent perfection of such security interest on such item of Collateral is required pursuant to the terms of this Agreement.

          (j) (i) Except for the Security Interest created hereby, Grantor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 5 as being owned by Grantor as of the Closing Date and, when acquired by Grantor, any Pledged Interests acquired after the Closing Date; (ii) all of the Pledged Interests are duly authorized, validly issued, fully paid and nonassessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Equity Interests of the Pledged Companies of Grantor identified on Schedule 5 as supplemented or modified by any Pledged Interests Addendum to this Agreement; (iii) Grantor has the right and requisite authority to pledge, the Investment Property pledged by Grantor to Agent as provided herein; (iv) all actions necessary to perfect and establish the first priority (subject to Permitted Liens) of Agent's Liens in the Investment Property, and the proceeds thereof, have been duly taken, upon (A) the execution and delivery of this Agreement; (B) the taking of possession by Agent (or its agent or designee) of any certificates representing the Pledged Interests constituting Collateral (other than the Pledged Interests of Plures Technologies, Inc. and Quantum India Development Center Private Ltd.), together with undated powers (or other documents of transfer reasonably acceptable to Agent) endorsed in blank by Grantor; (C) the filing of financing statements in the applicable jurisdiction set forth on Schedule 11 for Grantor with respect to the Pledged Interests of Grantor constituting Collateral that are not represented by certificates, and (D) with respect to any Securities Accounts, the delivery of Control Agreements with respect thereto; and (v) Grantor has delivered to and deposited with Agent all certificates representing the Pledged Interests owned by Grantor constituting Collateral (other than the Pledged Interests of Plures Technologies, Inc. and Quantum India Development Center Private Ltd.) to the extent such Pledged Interests are represented by certificates, and undated powers (or other documents of transfer reasonably acceptable to Agent) endorsed in blank with respect to such certificates. None of the Pledged Interests owned or held by Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

          (k) No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by Grantor, or (ii) for the exercise by Agent of the voting or other rights provided for in this Agreement with respect to the Investment Property constituting Collateral or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition of Investment Property by laws affecting the offering and sale of securities generally and except for consents, approvals, authorizations, or other orders or actions that have been obtained or given (as applicable) and that are still in force. No Intellectual Property License of Grantor that is necessary in or material to the conduct of Grantor's business requires any consent of any other Person that has not been obtained in order for Grantor to grant the security interest granted hereunder in Grantor's right, title or interest in or to such Intellectual Property License.

          (l) [Reserved]

          (m) [Reserved]

          (n) As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, Grantor hereby represents and warrants that the Pledged Interests constituting Collateral issued pursuant to such agreement (A) are not dealt in or traded on securities exchanges or in securities markets, (B) do not constitute investment company securities, and (C) are not held by Grantor in a Securities Account. In addition, except for the Pledged Operating Agreement of Certance LLC, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests constituting Collateral issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

     6. Covenants. Grantor covenants and agrees with Agent that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 22:

          (a) Possession of Collateral. In the event that any Collateral, including Proceeds, is evidenced by or consists of Negotiable Collateral, Investment Property, or Chattel Paper having an aggregate value or face amount of $500,000 or more for all such Negotiable Collateral, Investment Property, or Chattel Paper, Grantor shall promptly (and in any event concurrently with the next required delivery of the Compliance Certificate), notify Agent thereof, and if and to the extent that perfection or priority of Agent's Security Interest is dependent on or enhanced by possession, Grantor, promptly (and in any event within five (5) Business Days) after request by Agent, shall execute such other documents and instruments as shall be requested by Agent or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Property, or Chattel Paper to Agent, together with such undated powers (or other relevant document of transfer reasonably acceptable to Agent) endorsed in blank as shall be requested by Agent, and shall do such other acts or things deemed necessary or reasonably desirable by Agent to perfect Agent's Security Interest therein;

          (b) Chattel Paper.

               (i) Promptly (and in any event concurrently with the next required delivery of the Compliance Certificate) after request by Agent, Grantor shall take all steps reasonably necessary to grant Agent control of all electronic Chattel Paper in accordance with the Code and all "transferable records" as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction, to the extent that the aggregate value or face amount of such electronic Chattel Paper equals or exceeds $500,000;

               (ii) If Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Credit Agreement), promptly upon the request of Agent, such Chattel Paper and instruments shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the Security Interest of Wells Fargo Capital Finance, LLC, as Agent for the benefit of the Lender Group and the Bank Product Providers";

          (c) Control Agreements. To the extent required pursuant to Section 6.9(b) of the Credit Agreement, Grantor shall obtain an authenticated Control Agreement (which may include a Controlled Account Agreement), from each bank maintaining a Deposit Account or Securities Account for Grantor;

          (d) Letter-of-Credit Rights. If Grantor is or becomes the beneficiary of letters of credit having a face amount or value of $500,000 or more in the aggregate, then Grantor shall promptly (and in any event concurrently with the next required delivery of the Compliance Certificate), notify Agent thereof and, promptly (and in any event within five (5) Business Days) upon Agent's reasonable request, use commercially reasonable efforts to enter into a tri-party agreement with Agent and the issuer or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to Agent and directing all payments thereunder to Agent's Account, all in form and substance reasonably satisfactory to Agent;

          (e) Commercial Tort Claims. If Grantor obtains Commercial Tort Claims having a value, or involving an asserted claim, in the amount of $500,000 or more in the aggregate for all Commercial Tort Claims, then Grantor shall promptly (and in any event concurrently with the next required delivery of the Compliance Certificate), notify Agent upon incurring or otherwise obtaining such Commercial Tort Claims and, promptly (and in any event within five (5) Business Days) after request by Agent, amend Schedule 1 to describe such Commercial Tort Claims in a manner that reasonably identifies such Commercial Tort Claims and which is otherwise reasonably satisfactory to Agent, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things deemed necessary or reasonably desirable by Agent to give Agent a first priority, perfected security interest in any such Commercial Tort Claim;

          (f) Government Contracts. Other than Accounts and Chattel Paper the aggregate value of which does not at any one time exceed $1,000,000, if any Account or Chattel Paper included in the calculation of the Borrowing Base arises out of a contract or contracts with the United States or any department, agency, or instrumentality thereof, Grantor shall promptly (and in any event concurrently with the next required delivery of the Compliance Certificate) notify Agent thereof and, promptly (and in any event concurrently with the next required delivery of the Compliance Certificate) after request by Agent, execute any instruments or take any steps reasonably required by Agent in order that all moneys due or to become due under such contract or contracts shall be assigned to Agent, for the benefit of the Lender Group and the Bank Product Providers, and shall provide written notice thereof under the Assignment of Claims Act or other applicable law;

          (g) Intellectual Property.

               (i) Upon the request of Agent, in order to facilitate filings with the PTO and the United States Copyright Office, Grantor shall execute and deliver to Agent one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements to further evidence Agent's Lien on Grantor's Patents, Trademarks, or Copyrights, and the General Intangibles of Grantor relating thereto or represented thereby;

               (ii) Grantor shall have the duty, with respect to Intellectual Property that is necessary in or material to the conduct of Grantor's business, to protect and diligently enforce and defend at Grantor's expense its Intellectual Property, including (A) to diligently enforce and defend, including promptly suing for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any Person, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, (D) to take all reasonable and necessary action to preserve and maintain all of Grantor's Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of noncontestability, and (E) to require all employees, consultants, and contractors of Grantor who were involved in the creation or development of such Intellectual Property to sign agreements containing assignment of Intellectual Property rights and obligations of confidentiality, except to the extent that Grantor determines in its reasonable business judgment, and after the occurrence and during the continuance of an Event of Default, with consent of Agent, that the costs or efforts associated with taking any of the actions described in clauses (A), (B), (C) or (D) are not justified in relation to the anticipated benefits associated with the taking of such action. Grantor further agrees not to abandon any Intellectual Property or Intellectual Property License that is necessary in or material to the conduct of Grantor's business. Grantor hereby agrees to comply with this Section 6(g)(ii) with respect to all new or acquired Intellectual Property to which it is now or later becomes entitled that is necessary in or material to the conduct of Grantor's business;

               (iii) Grantor acknowledges and agrees that the Lender Group shall have no duties with respect to any Intellectual Property or Intellectual Property Licenses of Grantor. Without limiting the generality of this Section 6(g)(iii), Grantor acknowledges and agrees that no member of the Lender Group shall be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Intellectual Property Licenses against any other Person, but Agent on behalf of the Lender Group may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all reasonable and documented out-of-pocket expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of Borrower and shall be chargeable to the Loan Account;

               (iv) On each date on which a Compliance Certificate is to be delivered pursuant to Section 5.1 of the Credit Agreement (or, if an Event of Default has occurred and is continuing, more frequently if requested by Agent), Grantor shall deliver to Agent a list in form reasonably satisfactory to Agent identifying all of its products constituting proprietary software that generates revenue of Grantor in excess of $2,500,000, whether created or acquired before, on, or after the Closing Date, and a certification, signed by an officer of Grantor, certifying that such list identifies all of its products constituting proprietary software that is material to generating revenue of Grantor. Grantor shall continue to register or not register, as the case may be, its Copyrights in accordance with its historical practices as they existed as of the Closing Date. If an Event of Default has occurred and is continuing, Agent is hereby granted power of attorney by Grantor to (A) file applications and take any and all other actions necessary to register on an expedited basis (if expedited processing is available in accordance with the applicable regulations and procedures of the United States Copyright Office and any similar office of any other jurisdiction in which Copyrights are used) each of Grantor's Copyrights in any products constituting proprietary software that is material to generating revenue for Grantor and identifying Grantor as the sole claimant thereof in a manner sufficient to claim in the public record (or as a co-claimant thereof, if such is the case) Grantor's ownership or co-ownership thereof, and (B) cause to be prepared and executed (1) a Copyright Security Agreement or supplemental schedules to the Copyright Security Agreement reflecting the security interest of Agent in such Copyrights, which supplemental schedules shall be in form and content suitable for recordation with the United States Copyright Office (or any similar office of any other jurisdiction in which Copyrights are used) and (2) any other documentation as Agent reasonably deems necessary and requests in order to perfect and continue perfected Agent's Liens on such Copyrights following such recordation.

               (v) On each date on which a Compliance Certificate is to be delivered pursuant to Section 5.1 of the Credit Agreement (or, if an Event of Default has occurred and is continuing, more frequently if requested by Agent), Grantor shall provide Agent with a written report of all new Patents, Trademarks or Copyrights that are registered or the subject of pending applications for registrations, and of all Intellectual Property Licenses that are material to the conduct of Grantor's business, in each case, which were acquired, registered, or for which applications for registration were filed by Grantor during the prior period and any statement of use or amendment to allege use with respect to intent-to-use trademark applications. In the case of such registrations or applications therefor, which were acquired by Grantor, Grantor shall file the necessary documents with the appropriate Governmental Authority identifying Grantor as the owner (or as a co-owner thereof, if such is the case) of such Intellectual Property. In each of the foregoing cases, Grantor shall promptly cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such Patent, Trademark and Copyright registrations and applications therefor (with the exception of Trademark applications filed on an intent-to-use basis for which no statement of use or amendment to allege use has been filed) and Intellectual Property Licenses constituting Collateral as being subject to the security interests created thereunder;

               (vi) Anything to the contrary in this Agreement notwithstanding, in no event shall Grantor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any Copyright with the United States Copyright Office or any similar office or agency in another country without giving Agent written notice thereof at least five (5) Business Days prior to such filing and complying with Section 6(g)(i). Upon receipt from the United States Copyright Office of notice of registration of any Copyright, Grantor shall promptly (and in any event concurrently with the next required delivery of the Compliance Certificate) notify (but without duplication of any notice required by Section 6(g)(iv) or Section 6(g)(v)) Agent of such registration by delivering, or causing to be delivered, to Agent, documentation sufficient for Agent to perfect Agent's Liens on such Copyright. If Grantor acquires from any Person any Copyright registered with the United States Copyright Office or an application to register any Copyright with the United States Copyright Office, Grantor shall promptly (and in any event concurrently with the next required delivery of the Compliance Certificate) notify Agent of such acquisition and deliver, or cause to be delivered, to Agent, documentation sufficient for Agent to perfect Agent's Liens on such Copyright. In the case of such Copyright registrations or applications therefor which were acquired by Grantor, Grantor shall promptly (but in no event later than ten (10) Business Days following such acquisition) file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Copyrights;

               (vii) Grantor shall take reasonable steps to maintain the confidentiality of the Intellectual Property that is necessary in or material to the conduct of Grantor's business, including, as applicable (A) protecting the secrecy and confidentiality of its confidential information and trade secrets by having and enforcing a policy requiring all current employees, consultants, licensees, vendors and contractors with access to such information to execute appropriate confidentiality agreements; (B) taking actions reasonably necessary to ensure that no trade secret owned by Grantor falls into the public domain; and (C) protecting the secrecy and confidentiality of the source code of all software programs and applications of which it is the owner or licensee by having and enforcing a policy requiring any licensees (or sublicensees) of such source code to enter into license agreements with commercially reasonable use and non-disclosure restrictions;

               (viii) Grantor shall not incorporate into any proprietary software licensed or distributed by Grantor that is material to generating revenue for Grantor any third-party code that is licensed pursuant to any open source license such as the GNU Public License, Lesser GNU Public License, or Mozilla Public License, in a manner that would require or condition the use or distribution of such software on, the disclosing, licensing, or distribution of any source code for any portion of such proprietary software that is licensed or distributed by Grantor; and

               (ix) Grantor shall not enter into any Intellectual Property License material to the conduct of the business to receive any license or rights in any Intellectual Property of any other Person unless Grantor has used commercially reasonable efforts to permit the assignment of or grant of a security interest in such Intellectual Property License (and all rights of Grantor thereunder) to Agent (and any transferees of Agent).

          (h) Investment Property.

               (i) If Grantor shall acquire, obtain, receive or become entitled to receive any Pledged Interests constituting Collateral after the Closing Date, it shall promptly (and in any event concurrently with the next required delivery of the Compliance Certificate) deliver to Agent a duly executed Pledged Interests Addendum identifying such Pledged Interests;

               (ii) Upon the occurrence and during the continuance of an Event of Default, following the request of Agent, all sums of money and property paid or distributed in respect of the Investment Property constituting Collateral that are received by Grantor shall be held by Grantor in trust for the benefit of Agent segregated from Grantor's other property, and Grantor shall deliver it forthwith to Agent in the exact form received;

               (iii) Grantor shall promptly deliver to Agent a copy of each material notice received by it in respect of any Pledged Interests constituting Collateral;

               (iv) Except as permitted by the Credit Agreement, Grantor shall not make or consent to any amendment or other modification or waiver with respect to any Pledged Interests constituting Collateral, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests constituting Collateral if the same is prohibited pursuant to the Loan Documents;

               (v) Grantor agrees that it will cooperate with Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law to effect the perfection of the Security Interest on the Investment Property constituting Collateral or to effect any sale or transfer thereof;

               (vi) As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, Grantor hereby covenants that the Pledged Interests constituting Collateral issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by Grantor in a securities account. In addition, except for the Pledged Operating Agreement of Certance, LLC, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests constituting Collateral issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

          (i) Real Property; Fixtures. Grantor covenants and agrees that upon the acquisition of any fee interest in Real Property having a fair market value in excess of $2,500,000 it will promptly (and in any event concurrently with the next required delivery of the Compliance Certificate) notify Agent of the acquisition of such Real Property and will grant to Agent, for the benefit of the Lender Group and the Bank Product Providers, a first priority Mortgage on each fee interest in Real Property now or hereafter owned by Grantor and shall deliver such other documentation and opinions, in form and substance reasonably satisfactory to Agent, in connection with the grant of such Mortgage as Agent shall request in its Permitted Discretion, including title insurance policies, financing statements, fixture filings and environmental audits and Grantor shall pay all recording costs, intangible taxes and other fees and costs (including reasonable attorneys' fees and expenses) incurred in connection therewith. Grantor acknowledges and agrees that, to the extent permitted by applicable law, all of the Collateral shall remain personal property regardless of the manner of its attachment or affixation to real property;

          (j) Transfers and Other Liens. Grantor shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as expressly permitted by the Credit Agreement, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of Grantor, except for Permitted Liens. The inclusion of Proceeds in the Collateral shall not be deemed to constitute Agent's consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Loan Documents;

          (k) Controlled Accounts.

               (i) Grantor shall (A) establish and maintain cash management services of a type and on terms reasonably satisfactory to Agent at one or more of the banks set forth on Schedule 10 (each a "Controlled Account Bank"), and shall take reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to such Controlled Account Bank, and (B) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors to Grantor) into a bank account of Grantor (each, a "Controlled Account") at one of the Controlled Account Banks.

               (ii) Grantor shall establish and maintain Controlled Account Agreements with Agent and the applicable Controlled Account Bank, in form and substance reasonably acceptable to Agent. Each such Controlled Account Agreement shall provide, among other things, that (A) the Controlled Account Bank will comply with any instructions originated by Agent directing the disposition of the funds in such Controlled Account without further consent by Grantor, (B) the Controlled Account Bank waives, subordinates, or agrees not to exercise any rights of setoff or recoupment or any other claim against the applicable Controlled Account other than for payment of its service fees and other charges directly related to the administration of such Controlled Account and for returned checks or other items of payment, and (C) upon the instruction of Agent (an "Activation Instruction"), the Controlled Account Bank will comply with any instructions originated by Agent directing the disposition of the funds in such Controlled Account without further consent by Grantor which instruction may include that the Controlled Account Bank forward by daily sweep all amounts in the applicable Controlled Account to the Agent's Account. Agent agrees not to issue instructions referred to in clause (A) above or an Activation Instruction with respect to the Controlled Accounts unless a Triggering Event has occurred and is continuing at the time such instructions or Activation Instruction is issued. Agent agrees to instruct the Controlled Account Bank to promptly rescind an Activation Instruction (the "Rescission") if: (1) the Triggering Event upon which such Activation Instruction was issued has been waived in writing in accordance with the terms of the Credit Agreement, and (2) no additional Triggering Event has occurred and is continuing prior to the date of the Rescission or is reasonably expected to occur on or immediately after the date of the Rescission.

               (iii) So long as no Event of Default has occurred and is continuing, Grantor may amend Schedule 10 to add or replace a Controlled Account Bank or Controlled Account and shall upon such addition or replacement provide to Agent an amended Schedule 10; provided, however, that (A) such prospective Controlled Account Bank shall be reasonably satisfactory to Agent, and (B) prior to the time of the opening of such Controlled Account, Grantor and such prospective Controlled Account Bank shall have executed and delivered to Agent a Controlled Account Agreement. Grantor shall close any of its Controlled Accounts (and establish replacement Controlled Account accounts in accordance with the foregoing sentence) as promptly as practicable and in any event within forty-five (45) days after notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Controlled Account Bank with respect to Controlled Account Accounts or Agent's liability under any Controlled Account Agreement with such Controlled Account Bank is no longer acceptable in Agent's reasonable judgment.

               (iv) [Reserved.]

          (l) Name, Etc. Grantor will not change its name, organizational identification number, jurisdiction of organization or organizational identity; provided, that Grantor may change its name upon at least 10 days prior written notice to Agent of such change.

          (m) [Reserved.]

          (n) Pledged Notes. Other than with respect to any promissory note (as defined in the Code) in an amount of not more than $2,500,000 constituting Collateral and pledged hereunder (each a "Pledged Note"), Grantor (i) will promptly (and in any event concurrently with the next required delivery of the Compliance Certificate) notify Agent of any default, breach, violation or acceleration existing under any Pledged Note or any event which, with the passage of time or the giving of notice, or both, would constitute a default, breach, violation, or event of acceleration under any Pledged Note, (ii) will provide to Agent copies of all material written notices (including notices of default) given or received with respect to the Pledged Notes promptly after giving or receiving such notice (and in any event concurrently with the next required delivery of the Compliance Certificate), and (iii) will not, (A) without the prior written consent of Agent, such consent not to be unreasonably withheld, waive any default, breach, violation or event of acceleration under any Pledge Note, (B) without the prior written consent of Agent, such consent not to be unreasonably withheld, waive or release any obligation of any Person that is obligated under any of the Pledged Notes, (C) take or omit to take any action or knowingly suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Pledged Notes, or (D) other than Permitted Dispositions, assign or surrender its rights and interests under any of the Pledged Notes or terminate, cancel, modify, change, supplement or amend the Pledged Notes.

     7. Relation to Other Security Documents. The provisions of this Agreement shall be read and construed with the other Loan Documents referred to below in the manner so indicated.

          (a) Credit Agreement. In the event of any conflict between any provision in this Agreement and a provision in the Credit Agreement, such provision of the Credit Agreement shall control.

          (b) Patent, Trademark, Copyright Security Agreements. The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements, or the Patent Security Agreements shall limit any of the rights or remedies of Agent hereunder. In the event of any conflict between any provision in this Agreement and a provision in a Copyright Security Agreement, Trademark Security Agreement or Patent Security Agreement, such provision of this Agreement shall control.

     8. Further Assurances.

          (a) Grantor agrees that from time to time, at its own expense, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that Agent may reasonably request, in order to perfect the Security Interest granted hereby, to create or perfect the Security Interest purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

          (b) Grantor authorizes the filing by Agent of financing or continuation statements, or amendments thereto, and Grantor will execute and deliver to Agent such other instruments or notices, as Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.

          (c) Grantor authorizes Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as "all personal property of debtor" or "all assets of debtor" or words of similar effect, including without limitation "all assets of debtor, wherever located, whether now owned or existing or hereafter acquired or arising, together with all proceeds thereof", (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance. Grantor also hereby ratifies any and all financing statements or amendments previously filed by Agent in any jurisdiction.

          (d) Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Agent, subject to Grantor's rights under Section 9-509(d)(2) of the Code.

     9. Agent's Right to Perform Contracts, Exercise Rights, etc. Upon the occurrence and during the continuance of an Event of Default, Agent (or its designee) (a) may proceed to perform any and all of the obligations of Grantor contained in any contract, lease, or other agreement and exercise any and all rights of Grantor therein contained as fully as Grantor itself could, (b) shall have the right to use Grantor's rights under Intellectual Property Licenses constituting Collateral in connection with the enforcement of Agent's rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by Grantor and now or hereafter covered by such licenses, and (c) shall have the right to request that any Equity Interests that are pledged hereunder be registered in the name of Agent or any of its nominees.

     10. Agent Appointed Attorney-in-Fact. Grantor hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under the Credit Agreement, to take any action and to execute any instrument which Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:

          (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of Grantor;

          (b) to receive and open all mail addressed to Grantor and to notify postal authorities to change the address for the delivery of mail to Grantor to that of Agent;

          (c) to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

          (d) to file any claims or take any action or institute any proceedings which Agent may deem necessary or desirable for the collection of any of the Collateral of Grantor or otherwise to enforce the rights of Agent with respect to any of the Collateral;

          (e) to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to Grantor in respect of any Account of Grantor;

          (f) to use any Intellectual Property or Intellectual Property Licenses constituting Collateral of Grantor, including but not limited to any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, or advertising matter, in preparing for sale, advertising for sale, or selling Inventory or other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of Grantor; and

          (g) Agent, on behalf of the Lender Group or the Bank Product Providers, shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Intellectual Property and Intellectual Property Licenses constituting Collateral and, if Agent shall commence any such suit, the appropriate Grantor shall, at the request of Agent, do any and all lawful acts and execute any and all proper documents reasonably required by Agent in aid of such enforcement.

     To the extent permitted by law, Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.

     11. Agent May Perform. If Grantor fails to perform any agreement contained herein, Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Agent incurred in connection therewith shall be payable by Grantor, and Agent shall endeavor to provide notice to Grantor of such performance.

     12. Agent's Duties. The powers conferred on Agent hereunder are solely to protect Agent's interest in the Collateral, for the benefit of the Lender Group and the Bank Product Providers, and shall not impose any duty upon Agent to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Agent accords its own property.

     13. Collection of Accounts, General Intangibles and Negotiable Collateral. At any time upon the occurrence and during the continuance of an Event of Default, Agent or Agent's designee may (a) notify Account Debtors of Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral of Grantor have been assigned to Agent, for the benefit of the Lender Group and the Bank Product Providers, or that Agent has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral of Grantor directly, and any collection costs and expenses shall constitute part of Grantor's Secured Obligations under the Loan Documents.

     14. Disposition of Pledged Interests by Agent. None of the Pledged Interests constituting Collateral existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Grantor understands that in connection with such disposition, Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests constituting Collateral than if such Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market. Grantor, therefore, agrees that: (a) if Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests constituting Collateral or any portion thereof to be sold at a private sale, Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer such Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that Agent has handled the disposition in a commercially reasonable manner.

     15. Voting and Other Rights in Respect of Pledged Interests.

          (a) Upon the occurrence and during the continuation of an Event of Default, (i) Agent may, at its option, and with two (2) Business Days prior notice to Grantor, and in addition to all rights and remedies available to Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights, or any other ownership or consensual rights (including any dividend or distribution rights) in respect of the Pledged Interests constituting Collateral owned by Grantor, but under no circumstances is Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if Agent duly exercises its right to vote any of such Pledged Interests, Grantor hereby appoints Agent, Grantor's true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable.

          (b) For so long as Grantor shall have the right to vote the Pledged Interests constituting Collateral owned by it, Grantor covenants and agrees that it will not, without the prior written consent of Agent, vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of Agent, the other members of the Lender Group, or the Bank Product Providers, or the value of such Pledged Interests.

     16. Remedies. Upon the occurrence and during the continuance of an Event of Default:

          (a) Agent may, and, at the instruction of the Required Lenders, shall exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law. Without limiting the generality of the foregoing, Grantor expressly agrees that, in any such event, Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantor to, and Grantor hereby agrees that it will at its own expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at one or more locations where Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent's offices or elsewhere, for cash, on credit, and upon such other terms as Agent may deem commercially reasonable. Grantor agrees that, to the extent notification of sale shall be required by law, at least ten (10) days notification by mail to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notification shall constitute a reasonable "authenticated notification of disposition" within the meaning of Section 9-611 of the Code. Agent shall not be obligated to make any sale of Collateral regardless of notification of sale having been given. Agent may adjourn any public sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor agrees that (A) the internet shall constitute a "place" for purposes of Section 9-610(b) of the Code and (B) to the extent notification of sale shall be required by law, notification by mail of the URL where a sale will occur and the time when a sale will commence at least ten (10) days prior to the sale shall constitute a reasonable notification for purposes of Section 9-611(b) of the Code. Grantor agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and Grantor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the Code.

          (b) Agent is hereby granted a license or other right to use, without liability for royalties or any other charge, Grantor's Intellectual Property constituting Collateral, including but not limited to, any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, and advertising matter, whether owned by Grantor or with respect to which Grantor has rights under license, sublicense, or other agreements (including any Intellectual Property License constituting Collateral), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and Grantor's rights under all licenses and all franchise agreements shall inure to the benefit of Agent; provided, however, that Agent may exercise the foregoing license or other right to use only upon the occurrence and during the continuance of an Event of Default.

          (c) Agent may, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon Grantor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to Grantor's Deposit Accounts in which Agent's Liens are perfected by control under Section 9-104 of the Code, instruct the bank maintaining such Deposit Account for Grantor to pay the balance of such Deposit Account to or for the benefit of Agent, and (ii) with respect to Grantor's Securities Accounts in which Agent's Liens are perfected by control under Section 9-106 of the Code, instruct the securities intermediary maintaining such Securities Account for Grantor to (A) transfer any cash in such Securities Account to or for the benefit of Agent, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of Agent.

          (d) Any cash held by Agent as Collateral and all cash proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in the Credit Agreement. In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, Grantor shall remain jointly and severally liable for any such deficiency.

          (e) Grantor hereby acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing Agent shall have the right to an immediate writ of possession without notice of a hearing. Agent shall have the right to the appointment of a receiver for the properties and assets of Grantor, and Grantor hereby consents to such rights and such appointment and hereby waives any objection Grantor may have thereto or the right to have a bond or other security posted by Agent.

     17. Remedies Cumulative. Each right, power, and remedy of Agent, any other member of the Lender Group, or any Bank Product Provider as provided for in this Agreement, the other Loan Documents or any Bank Product Agreement now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement, the other Loan Documents and the Bank Product Agreements or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Agent, any other member of the Lender Group, or any Bank Product Provider, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Agent, such other member of the Lender Group or such Bank Product Provider of any or all such other rights, powers, or remedies.

     18. Marshaling. Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Agent's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Grantor hereby irrevocably waives the benefits of all such laws.

     19. Indemnity and Expenses.

          (a) Grantor agrees to indemnify Agent and the other members of the Lender Group to the same extent and in the same manner as the indemnity made by Borrower pursuant to Section 10.3 of the Credit Agreement. This provision shall survive the termination of this Agreement and the Credit Agreement and the repayment of the Secured Obligations.

          (b) Grantor shall, upon demand, pay to Agent (or Agent, may charge to the Loan Account) all the Lender Group Expenses which Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Loan Documents, (iii) the exercise or enforcement of any of the rights of Agent hereunder or (iv) the failure by Grantor to perform or observe any of the provisions hereof.

     20. Merger, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Agent and Grantor to which such amendment applies.

     21. Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to Agent at its address specified in the Credit Agreement, and to Grantor at its addresses specified in the Credit Agreement or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

     22. Continuing Security Interest: Assignments under Credit Agreement.

          (a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Obligations have been paid in full in accordance with the provisions of the Credit Agreement and the Commitments have expired or have been terminated, (ii) be binding upon Grantor, and their respective successors and assigns, and (iii) inure to the benefit of, and be enforceable by, Agent, and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may, in accordance with the provisions of the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon payment in full of the Secured Obligations in accordance with the provisions of the Credit Agreement and the expiration or termination of the Commitments, the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor or any other Person entitled thereto. At such time, Agent will authorize the filing of appropriate termination statements to terminate such Security Interest. Upon any sale or transfer by Grantor of any Collateral that is permitted under the Credit Agreement, or upon the written consent of the release of the Security Interest granted hereby in any Collateral pursuant to Section 14.1 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released. In connection with any termination or release pursuant to this Section 22, Agent shall promptly execute and deliver to Grantor, at Grantor’s expense, all documents, notices or instruments that Grantor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by Grantor to effect such release, including, without limitation, the return of possessory collateral, the filing of UCC termination statements or the filing of security release documents with the PTO, the United States Copyright Office or other Persons. No transfer or renewal, extension, assignment, or termination of this Agreement or of the Credit Agreement, any other Loan Document, or any other instrument or document executed and delivered by Grantor to Agent nor any additional Revolving Loans or other loans made by any Lender to Borrower, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantor by Agent, nor any other act of the Lender Group or the Bank Product Providers, or any of them, shall release Grantor from any obligation, except a release or discharge executed in writing by Agent in accordance with the provisions of the Credit Agreement. Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Agent would otherwise have had on any other occasion.

          (b) Grantor agrees that, if any payment made by Grantor or other Person and applied to the Secured Obligations is at any time annulled, avoided, set, aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by Agent or any other member of the Lender Group to Grantor, its estate, trustee, receiver or any other party, including Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (i) any Lien or other Collateral securing Grantor's liability hereunder shall have been released or terminated by virtue of the foregoing clause (a), such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release or termination shall not diminish, release, discharge, impair or otherwise affect the obligations of Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

     23. Survival. All representations and warranties made by Grantor in this Agreement and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent, Issuing Lender, or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

     24. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.

          (a) THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

          (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. GRANTOR AND AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 24(b).

          (c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, GRANTOR AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A "CLAIM"). GRANTOR AND AGENT REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          (d) GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES AND THE STATE OF CALIFORNIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

          (e) NO CLAIM MAY BE MADE BY GRANTOR AGAINST AGENT, THE SWING LENDER, ANY OTHER LENDER, ISSUING LENDER, OR THE UNDERLYING ISSUER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH, AND GRANTOR HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

          (f) IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE "COURT") BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CLAIM AND THE WAIVER SET FORTH IN SECTION 24(c) ABOVE IS NOT ENFORCEABLE IN SUCH PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:

               (i) WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN SUBCLAUSE (ii) BELOW, ANY CLAIM SHALL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE. VENUE FOR THE REFERENCE PROCEEDING SHALL BE IN THE COUNTY OF LOS ANGELES, CALIFORNIA.

               (ii) THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING SET-OFF OR RECOUPMENT), (C) APPOINTMENT OF A RECEIVER, AND (D) TEMPORARY, PROVISIONAL, OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS, OR PRELIMINARY INJUNCTIONS). THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) - (D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO PARTICIPATE IN A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT WITH RESPECT TO ANY OTHER MATTER.

               (iii) UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE. IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN 10 DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY SHALL HAVE THE RIGHT TO REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B). THE REFEREE SHALL BE APPOINTED TO SIT WITH ALL OF THE POWERS PROVIDED BY LAW. PENDING APPOINTMENT OF THE REFEREE, THE COURT SHALL HAVE THE POWER TO ISSUE TEMPORARY OR PROVISIONAL REMEDIES.

               (iv) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE REFEREE SHALL DETERMINE THE MANNER IN WHICH THE REFERENCE PROCEEDING IS CONDUCTED INCLUDING THE TIME AND PLACE OF HEARINGS, THE ORDER OF PRESENTATION OF EVIDENCE, AND ALL OTHER QUESTIONS THAT ARISE WITH RESPECT TO THE COURSE OF THE REFERENCE PROCEEDING. ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS A COURT REPORTER AND A TRANSCRIPT IS ORDERED, A COURT REPORTER SHALL BE USED AND THE REFEREE SHALL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY THE COSTS OF THE COURT REPORTER, PROVIDED THAT SUCH COSTS, ALONG WITH THE REFEREE'S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.

               (v) THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES. THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND SHALL ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA.

               (vi) THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH CALIFORNIA SUBSTANTIVE AND PROCEDURAL LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT HIS OR HER DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE REFEREE SHALL ISSUE A DECISION AND PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE, SECTION 644, THE REFEREE'S DECISION SHALL BE ENTERED BY THE COURT AS A JUDGMENT IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE FINAL JUDGMENT OR ORDER FROM ANY APPEALABLE DECISION OR ORDER ENTERED BY THE REFEREE SHALL BE FULLY APPEALABLE AS IF IT HAS BEEN ENTERED BY THE COURT.

               (vii) THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY HERETO KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION SHALL APPLY TO ANY DISPUTE BETWEEN THEM THAT ARISES OUT OF OR IS RELATED TO THIS AGREEMENT.

     25. [Reserved]

     26. Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the "Agent" shall be a reference to Agent, for the benefit of each member of the Lender Group and each of the Bank Product Providers.

     27. Miscellaneous.

          (a) This Agreement is a Loan Document. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

          (b) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          (c) Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

          (d) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any member of the Lender Group or Grantor, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

[signature pages follow]

     IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

GRANTOR:	QUANTUM CORPORATION

By: /s/ Linda M. Breard
Name: Linda Breard
Title: CFO

AGENT:	WELLS FARGO CAPITAL FINANCE, LLC, a
Delaware limited liability company

By: /s/ Samantha Alexander
Name: Samantha Alexander
Title: Director